Exhibit 99.6

DUNE ENERGY, INC.

2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(Employees/Time Vesting Agreement)

1.        Agreement to Grant Restricted Shares.  Subject to the provisions and conditions described in this agreement (the “Agreement”) and the Dune Energy, Inc. 2007 Stock Incentive Plan (as amended and in effect from time to time, the “Plan”), including, inter alia, the availability of shares under the Plan, Dune Energy, Inc., a Delaware corporation (the “Company”), hereby agrees to grant to Frank Smith (“Participant”) all rights, title and interest in the record and beneficial ownership of Six Hundred Seventy Thousand (670,000) shares (the “Restricted Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”). By execution of this Agreement, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by this Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference.

2.        Grant Date.  The grant of such Restricted Shares shall be effective as of October 1, 2009, provided, however, that if there are insufficient shares in the Plan to issue the full number provided for herein, the grant shall be made to the greatest extent practicable on October 1, 2009, and the remaining shares outstanding shall be issued on a date no later than ten (10) days following the date sufficient shares become available under the Plan (the “Grant Date”).

3.        Issuance and Transferability.  Each certificate representing the shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. Any certificate or certificates representing Restricted Shares shall bear a legend similar to the following:

“The shares represented by this certificate have been issued pursuant to the terms of the Dune Energy, Inc. 2007 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or Award dated October 1, 2009.”

Until all restrictions lapse, the Restricted Shares shall not be (i) assignable, saleable, or otherwise transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. Notwithstanding the foregoing, in the case of Participant’s death or Disability, Participant’s rights under this Agreement may be exercised by Participant’s legal guardian (if the Participant becomes Disabled) or Participant’s legal representative or beneficiary. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Agreement will pass by will or the laws of descent or distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder. Any attempted transfer in violation of the Plan or this Agreement shall be void and ineffective for all purposes.

4.        Risk of Forfeiture.  Participant shall immediately forfeit all rights pursuant to this Agreement and to any nonvested portion of the Restricted Shares in the event of the Participant’s termination of employment with the Company or an Affiliate under circumstances that do not cause such restrictions to lapse and the Participant to become fully vested under the terms of this Agreement. In the event the Participant is terminated for Cause, Participant shall forfeit all rights to Restricted Shares (both vested and nonvested portions) on 12.01 a.m. on the date of termination.

5.        Repurchase & Recover Rights.  The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment with the Company or an Affiliate prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse and Participant to become fully vested or (ii) the Restricted Shares are forfeited by the Participant pursuant to the terms of the Agreement.

6.        Vesting.  Subject to Paragraphs 4 & 5 hereof and the terms of the Plan, Participant shall vest in all rights under the Restricted Shares and any rights of the Company to such shares shall lapse with respect to the Restricted Shares on the earlier of (i) the dates set forth below; or (ii) the date of termination of Participant without Cause or resignation of the Participant for Good Reason, as defined in the Employment Agreement between the Company and Participant of even date herewith. If not earlier vested, the Restricted Shares shall vest according to the following schedule, provided that the Participant is continuously employed by the Company or an Affiliate from the Grant Date to the applicable vesting date:

No. Shares	Vesting Date
223,334	September 30, 2010
223,333	September 30, 2011
223,333	September 30, 2012

Upon vesting of the Restricted Shares, the Committee shall issue and deliver to Participant a certificate for such shares without the legend set forth in Section 2 above for the number of shares that are no longer subject to such restrictions, terms and conditions, less the shares withheld for taxes, if such withholding is permitted pursuant to the Plan and at the sole discretion of the Committee.

7.        Ownership Rights/Dividends.  Subject to the reservations set forth in this Agreement, the Plan and Paragraph 9, upon Participant’s grant of the Restricted Shares, the Participant shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. The Restricted Shares shall be registered in the name of the Participant and at the address set forth below the Participant’s signature attached hereto.

8.        Reorganization of the Company.  The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.        Certain Restrictions.  By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

10.      No Guarantee of Employment. The grant of Restricted Stock shall not be construed as giving the Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant from employment, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan or this Agreement.

11.      Withholding of Taxes.  Any issuance of Common Shares pursuant to this Agreement shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid to the Company with respect thereto. Participant agrees that, if he makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with regard to the Restricted Shares, he will so notify the Company in writing within two (2) days after making such election, so as to enable the Company to timely comply with any applicable governmental reporting requirements.

12.      No Guarantee of Tax Consequences.  None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person eligible for the benefits under this Agreement.

13.      Severability.  In the event that any provision of the Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be construed or deemed amended to conform with the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, such provision shall be fully severable and shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

14.      Governing Law.  This Agreement shall be determined in accordance with applicable federal law and the laws of the State of Delaware without regard to any principles of conflicts of law.

IN WITNESS WHEREOF, the Agreement is executed this 1st day of October 2009.

COMPANY:
DUNE ENERGY, INC.

By:	/S/ JAMES A. WATT

Printed Name:	James A. Watt

Title:	President & CEO

PARTICIPANT:

By:	/S/ FRANK SMITH
(Signature)
Date:	10-1-09
Address:

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